Exhibit 99.1

Joint Press Release

Oracle Buys Cerner

AUSTIN, Texas and KANSAS CITY, MO — December 20, 2021 — Oracle Corporation (NYSE: ORCL) and Cerner Corporation today jointly announced an agreement for Oracle to acquire Cerner through an all-cash tender offer for $95.00 per share, or approximately $28.3 billion in equity value. Cerner is a leading provider of digital information systems used within hospitals and health systems to enable medical professionals to deliver better healthcare to individual patients and communities.

“Working together, Cerner and Oracle have the capacity to transform healthcare delivery by providing medical professionals with better information—enabling them to make better treatment decisions resulting in better patient outcomes,” said Larry Ellison, Chairman and Chief Technology Officer, Oracle. “With this acquisition, Oracle’s corporate mission expands to assume the responsibility to provide our overworked medical professionals with a new generation of easier-to-use digital tools that enable access to information via a hands-free voice interface to secure cloud applications. This new generation of medical information systems promises to lower the administrative workload burdening our medical professionals, improve patient privacy and outcomes, and lower overall healthcare costs.”

“We expect this acquisition to be immediately accretive to Oracle’s earnings on a non-GAAP basis in the first full fiscal year after closing—and contribute substantially more to earnings in the second fiscal year and thereafter,” said Safra Catz, Chief Executive Officer, Oracle. “Healthcare is the largest and most important vertical market in the world—$3.8 trillion last year in the United States alone. Oracle’s revenue growth rate has already been increasing this year—Cerner will be a huge additional revenue growth engine for years to come as we expand its business into many more countries throughout the world. That’s exactly the growth strategy we adopted when we bought NetSuite—except the Cerner revenue opportunity is even larger.”

“Cerner has been a leader in helping digitize medical care and now it’s time to realize the real promise of that work with the care delivery tools that get information to the right caregivers at the right time,” said David Feinberg, President and Chief Executive Officer, Cerner. “Joining Oracle as a dedicated Industry Business Unit provides an unprecedented opportunity to accelerate our work modernizing electronic health records (EHR), improving the caregiver experience, and enabling more connected, high-quality and efficient patient care. We are also very excited that Oracle is committed to maintaining and growing our community presence, including in the Kansas City area.”

“Oracle’s Autonomous Database, low-code development tools, and Voice Digital Assistant user interface enables us to rapidly modernize Cerner’s systems and move them to our Gen2 Cloud,” said Mike Sicilia, Executive Vice President, Vertical Industries, Oracle. “This can be done very quickly because Cerner’s largest business and most important clinical system already runs on the Oracle Database. No change required there. What will change is the user interface. We will make Cerner’s systems much easier to learn and use by making Oracle’s hands-free Voice Digital Assistant the primary interface to Cerner’s clinical systems. This will allow medical professionals to spend less time typing on computer keyboards and more time caring for patients.”

Highlights

•	All-cash tender offer for $95.00 per share, or approximately $28.3 billion, that is immediately accretive to Oracle’s earnings.

•	Accretive to Oracle’s earnings on a non-GAAP basis in the first full fiscal year after closing and will contribute substantially more to earnings in the second fiscal year and thereafter.

•	Cerner will be a huge additional revenue growth engine for Oracle for years to come as Oracle expands Cerner’s business into many more countries throughout the world.

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Transaction is expected to close in calendar year 2022. The closing of the transaction is subject to receiving certain regulatory approvals and satisfying other closing conditions including Cerner stockholders tendering a majority of Cerner’s outstanding shares in the tender offer.

•	Oracle anticipates retaining an investment grade credit rating.

•	Oracle brings significant experience helping power the largest industries.

•	Oracle provides industry solutions that run the core operations for customers in the world’s largest industries.

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Industries covered by Oracle today include, among others, Financial Services, Telecom, Utilities, Pharmaceuticals, Hospitality, Retail, Food & Beverage, Construction & Engineering, Manufacturing and Government.

•	Oracle also brings best in class cloud infrastructure to drive digital modernization, substantially lowering the total cost of IT in these critical industry sectors.

•	Cerner is a leader in the healthcare IT industry and a complementary business to Oracle.

•	Cerner is a leading provider of digital information systems used within hospitals to enable medical professionals to deliver better healthcare to individual patients and communities.

•	Cerner has over four decades of experience modernizing electronic health records, improving the caregiver experience, and streamlining and automating clinical and administrative workflows.

•	Together, Oracle and Cerner will protect customer investments and transform healthcare.

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According to a recent study by the Mayo Clinic[1], physicians spend 1 to 2 hours on EHRs and desk work for every hour spent in face-to-face contact with patients, as well as an additional 1 to 2 hours of personal time on EHR related activities.

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Working together, Cerner and Oracle have the capacity to address these issues and transform healthcare delivery by providing medical professionals with better information—enabling them to make better treatment decisions resulting in better patient outcomes.

•	Customer investments in Cerner are also protected with this combination and will grow in value over time as more modern and connected technologies are made available.

•	With Oracle’s resources, infrastructure and cloud capabilities, Cerner will accelerate the pace of product and technology development to enable more connected, high-quality, and efficient care.

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Oracle’s focus on usability and voice enabled user interfaces will dramatically reduce the amount of time that medical providers spend dealing with systems and increase the time they spend directly caring for patients.

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Significant opportunity to help customers use Oracle’s modern technologies such as cloud, AI, ML and other innovations to make care more accessible, secure, efficient and effective for patients and caregivers.

•	Cerner systems running on the Oracle Gen2 Cloud will be available 24 by 7 by 365. Goal is to deliver zero unplanned downtime in the medical environment.

•	With Cerner systems running on the Oracle database, only specifically authorized medical professionals can access patient data. IT professionals running the systems are unable to look at patient data.

•	Oracle and Cerner are committed to continued and enhanced stewardship of health information, which will be bolstered by Oracle’s global operational infrastructure.

•	Cerner will be organized as a dedicated Industry Business Unit within Oracle.

•	Cerner will be Oracle’s anchor asset to expand into healthcare and together we will improve medical care for individuals and communities around the world.

•	Oracle intends to maintain and grow Cerner’s community presence, including in the Kansas City area, while utilizing Oracle’s global footprint to reach new geographies faster.

More information about this announcement is available at the Oracle and Cerner corporate websites.

References

1.	Melnick, E. R; Dyrbye, L.N., Sinsky, C. A. et. Al

The Association Between Perceived Electronic Health Record Usability and Professional Burnout Among US Physicians.

Mayo Clinic Proceedings Vol. 95, Issue 3, P476-487 March 1, 2020

Contact info
Deborah Hellinger Oracle Corporate Communciations deborah.hellinger@oracle.com +1.212.508.7935 Allan Kells Cerner Investor Relations allan.kells@cerner.com +1.816.201.2445	Ken Bond Oracle Investor Relations ken.bond@oracle.com +1.650.607.0349 Misti Preston Cerner Corporate Communications misti.preston@cerner.com +1.816.299.2037

About Oracle

Oracle offers integrated suites of applications plus secure, autonomous infrastructure in the Oracle Cloud. For more information about Oracle (NYSE: ORCL), please visit us at www.oracle.com.

About Cerner

Cerner’s health technologies connect people and information systems at thousands of contracted provider facilities worldwide dedicated to creating smarter and better care for individuals and communities. Recognized globally for innovation, Cerner assists clinicians in making care decisions and assists organizations in managing the health of their populations. The company also offers a connected clinical and financial ecosystem to help manage day-to-day revenue functions, as well as a wide range of services to support clinical, financial and operational needs, focused on people. For more information, visit Cerner.com.

Trademarks

Oracle, Java, and MySQL are registered trademarks of Oracle Corporation.

Cautionary Statement Regarding Forward-Looking Statements

This document contains certain forward-looking statements about Oracle and Cerner, including statements that involve risks and uncertainties concerning Oracle’s proposed acquisition of Cerner, anticipated customer benefits and general business outlook. When used in this document, the words “can”, “will”, “expect”, “opportunity”, “promises”, “goal” and similar expressions and any other statements that are not historical facts are intended to identify those assertions as forward-looking statements. Any such statement may be influenced by a variety of factors, many of which are beyond the control of Oracle or Cerner, that could cause actual outcomes and results to be materially different from those projected, described, expressed or implied in this document due to a number of risks and uncertainties. Potential risks and uncertainties include, among others, the possibilities that the transaction will not close or that the closing may be delayed, that the anticipated synergies may not be achieved after closing, and that the combined operations may not be successfully integrated in a timely manner, if at all; general economic conditions in regions in which either company does business; the impact of the COVID-19 pandemic on how Oracle, Cerner and their respective customers are operating their businesses and the duration and extent to which the pandemic will impact Oracle’s or Cerner’s future results of operations; and the possibility that Oracle or Cerner may be adversely affected by other economic, business, and/or competitive factors. Accordingly, no assurances can be given that any of the events anticipated by the forward-looking statements will transpire or occur, or if any of them do so, what impact they will have on the results of operations or financial condition of Oracle or Cerner.

In addition, please refer to the documents that Oracle and Cerner, respectively, file with the U.S. Securities and Exchange Commission (the “SEC”) on Forms 10-K, 10-Q and 8-K. These filings identify and address other important factors that could cause Oracle’s and Cerner’s respective operational and other results to differ materially from those contained in the forward-looking statements set forth in this document. You are cautioned to not place undue reliance on forward-looking statements, which speak only as of the date of this document. Except as required by law, neither Oracle nor Cerner is under any duty to update any of the information in this document.

Additional Information about the Acquisition and Where to Find It

In connection with the proposed acquisition, Oracle will commence a tender offer for the outstanding shares of Cerner. The tender offer has not yet commenced. This document is for informational purposes only and is neither an offer to purchase nor a solicitation of an offer to sell shares of Cerner, nor is it a substitute for the tender offer materials that Oracle and its acquisition subsidiary will file with the SEC upon commencement of the tender offer. At the time the tender offer is commenced, Oracle and its acquisition subsidiary will file tender offer materials on Schedule TO, and Cerner will file a Solicitation/Recommendation Statement on Schedule 14D-9 with the SEC with respect to the tender offer. The tender offer materials (including an Offer to Purchase, a related Letter of Transmittal and certain other tender offer documents) and the Solicitation/Recommendation Statement will contain important information. Holders of shares of Cerner common stock are urged to read these documents carefully when they become available (as each may be amended or supplemented from time to time) because they will contain important information that holders of shares of Cerner common stock should consider before making any decision regarding tendering their shares. The Offer to Purchase, the related Letter of Transmittal and certain other tender offer documents, as well as the Solicitation/Recommendation Statement, will be made available to all holders of shares of Cerner at no expense to them. The tender offer materials and the Solicitation/Recommendation Statement will be made available for free at the SEC’s website at www.sec.gov.

In addition to the Offer to Purchase, the related Letter of Transmittal and certain other tender offer documents, as well as the Solicitation/Recommendation Statement, Oracle and Cerner file annual, quarterly and special reports and other information with the SEC, which are available at the website maintained by the SEC at http://www.sec.gov.

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